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                                                                   EXHIBIT 12.1

                           SILICON VALLEY BANCSHARES
                       RATIO OF EARNINGS TO FIXED CHARGES


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                                              Three                         Year Ended December 31,
                                          Months Ended        ----------------------------------------------
                                          March 31, 1998       1997      1996      1995      1994      1993
                                          --------------      -------   -------   -------   -------   ------
                                                                           (Dollars in thousands)

I.   Income before income taxes              $12,944          $47,721   $35,776   $29,855   $16,496   $2,667
                                             -------          -------   -------   -------   -------   ------
                                             -------          -------   -------   -------   -------   ------

II.  Fixed charges:
        Interest on customer deposits
          and other borrowings               $17,604          $55,148   $37,798   $27,295   $14,792   $13,665
        Rental expense                           581            2,000     1,900     2,000     1,400     1,200
                                             -------          -------   -------   -------   -------   ------
        Total fixed charges                  $18,185          $57,148   $39,698   $29,295   $16,192   $14,865
                                             -------          -------   -------   -------   -------   ------
                                             -------          -------   -------   -------   -------   ------

III. Ratio of earnings to fixed charges:
        Excluding interest on
          customer deposits                    23.28x           24.86x    19.83x    15.93x    12.78x     3.22x
        Including interest on
          customer deposits                     1.71x            1.84x     1.90x     2.02x     2.02x     1.18x

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